CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Consumer Portfolio Services, Inc. on Post-Effective Amendment No. 4 to Form S-1 of our report dated March 5, 2012 on the consolidated financial statements of Consumer Portfolio Services, Inc. appearing in the 2011 Form 10-K of Consumer Portfolio Services, Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Costa Mesa, California

May 1, 2012